                                                                     EXHIBIT (F)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1994-A Monthly Statement


Trust Distribution Date: March 15, 1999    Due Period Ending:  February 28, 1999

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.    Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
      -----------------------------------------------------------------------------------------------------------

      Series  1994-A                                               Total        Interest         Principal
         Class A      30 days at 4.793627500%                 $3.994689583  $3.994689583      $0.000000000

2.    Principal Receivables at the end of the Due Period
      --------------------------------------------------
  (a) Aggregate Investor Interest                        $18,921,087,009.30
      Seller Interest                                     $7,821,860,098.81

      Total Master Trust                                 $26,742,947,108.11


  (b) Group One Investor Interest                        $16,371,087,009.30

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1994-A Investor Interest                     $2,550,000,000.00

  (e) Class A Investor Interest                           $2,550,000,000.00

      Class B Investor Interest                                       $0.00

3.    Allocation of Receivables Collected During the Due Period
      ---------------------------------------------------------

                                                                Finance Charge               Principal          Yield
                                                                 Collections                Collections       Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation                             $313,646,411.36          $2,574,776,639.52            $0.00

      Seller                                                    $131,283,768.43          $1,077,730,743.45            $0.00

  (b) Group One Allocation                                      $271,663,244.53          $2,230,129,695.37            $0.00

  (c) Group Two Allocation                                       $41,983,166.83            $344,646,944.15            $0.00

  (d) Series 1994-A Allocations                                  $41,983,166.83            $344,646,944.15            $0.00

  (e) Class A Allocations                                        $41,983,166.83            $344,646,944.15            $0.00

      Class B Allocations                                                 $0.00                      $0.00            $0.00

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
      ---------------------------------------------------------------------
                       Deposits into the SPFAs
                              This Due           Total      Deposit Deficit   Investment
                               Period           Deposits      Amount           Income
      Series 1994-A           $0.00              $0.00         0.00            $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------
                                                                    Total Payments
                               Amount Paid      Deficit Amount      Through This
                              This Due Period   This Due Period      Due Period
      Series 1994-A                 $0.00              $0.00            $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
      --------------------------------------------------------------------
                                             Deposits Into the
                                               SIFAs This
                                               Due Period         SIFA Balance
      Series 1994-A                        $10,186,458.44                $0.00

7.    Pool Factors
      ------------
                                                             This Due Period
      Class A                                                     1.00000000

      Class B                                                     0.00000000

8.    Investor Charged-Off Amount
      ---------------------------                                     Cumulative
                                                                       Investor
                                                                      Charged-Off
                                          This Due Period               Amount
  (a) Group One                            $98,246,130.74                    $0.00

  (b) Group Two                            $15,183,076.04                    $0.00

  (c) Series 1994-A                        $15,183,076.04                    $0.00

  (d) Class A                              $15,183,076.04                    $0.00

      Class B                                       $0.00                    $0.00


9.    Investor Losses This Due Period
      -------------------------------                         Per $1,000 of
                                                             Original Invested
                                                  Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1994-A                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

10.   Reimbursement of Investor Losses This Due Period
      ------------------------------------------------        Per $1,000 of
                                                             Original Invested
                                                  Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1994-A                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses
      ------------------------------------------------        Per $1,000 of
                                                             Original Invested
                                                  Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1994-A                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.   Investor Monthly Servicing Fee Payable at the end of the Due Period
      -------------------------------------------------------------------
  (a) Group One                                            $27,500,422.77

  (b) Group Two                                             $4,250,000.00

  (c) Series 1994-A                                         $4,250,000.00

  (d) Class A                                               $4,250,000.00

      Class B                                                       $0.00

13.   Class Available Subordinated Amount at the end of the Due Period
      ----------------------------------------------------------------
                                                              As a Percentage
                                                                of Class A
                                                  Total       Invested Amount
      Series 1994-A Class B                        $0.00         0.0000%

14.   Total Available Credit Enhancement Amounts
      ------------------------------------------
                                                 Shared Amount     Class B Amount
      Maximum Amount                            $204,000,000.00            $0.00

      Available Amount                          $204,000,000.00            $0.00

      Amount of Drawings on Credit Enhancement
        for this Due Period                               $0.00            $0.00

15.   Delinquency Summary
      -------------------

      End of Due Period Master Trust Receivables Outstanding  $27,161,562,570.75

                          Delinquent Amount       Percentage of Ending
      Payment Status      Ending Balance          Receivables Outstanding
      30-59 days          $747,212,101.56              2.75%

      60-179 days       $1,250,849,577.97              4.61%


                                  U.S. BANK NATIONAL ASSOCIATION
                                  as Trustee


                               BY:
                                   ----------------------------
                                         Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on March 15, 1999:


     1.   Greenwood is Master Servicer under the Pooling and Servicing
          Agreement.

     2.   The undersigned is a Servicing Officer of Greenwood as Master
          Servicer.

     3.   The aggregate amount of Collections processed during the related Due
          Period is equal to                                                            $4,097,437,562.71

     4.   The aggregate amount of Class A Principal Collections processed during
          the related Due Period is equal to                                              $344,646,944.15

     5.   The aggregate amount of Class A Finance Charge Collections processed
          during the related Due Period is equal to                                        $41,983,166.83

     6a.  The aggregate amount of Class A Principal Collections recharacterized
          as Series Yield Collections during the related Due Period is equal to                     $0.00

     6b.  The aggregate amount of Class A Additional Funds for this Distribution
          Date is equal to                                                                          $0.00

     7.   The sum of all amounts payable to the Class A Certificateholders on
          the current Distribution Date is equal to                                        $10,186,458.44

     8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall is                             $0.00
               equal to

          (b)  with respect to the Class A Cumulative Investor Charged-Off                          $0.00
               Amount is equal to

          (c)  with respect to the Class A Investor Interest is equal to                            $0.00

          9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of March, 1999.



                                      GREENWOOD TRUST COMPANY
                                           as Master Servicer

                                      By:
                                         -------------------------
                                      Vice President, Chief Accounting Officer,
                                      and Treasurer